Exhibit 99.2


Larry D. Standing to Retire from Bank of Amador after 25 Years of Service; Wayne T. Garibaldi Named Regional President

Sacramento, CA, March 11, 2008 - Larry D. Standing, President of Bank of Amador, announced his retirement on March 7, 2008 from the Company and as a Board Member of American River Bank effective March 21, 2008. Wayne T. Garibaldi has been named Regional President of Bank of Amador.

Larry Standing is the founding president and CEO of Bank of Amador, which celebrates its 25th Anniversary this November. He helped facilitate the merger of Bank of Amador into American River Bank in 2004, creating a $574 million regional community bank. Mr. Standing has served the banking industry and his community for over 46 years. He was the founding Chairman of the Sutter Amador Hospital Board of Trustees and Past President of the Jackson Lions Club, where he is currently a Board Member. He is also a member of the Native Sons and the Restoration Committee of the Preston Castle Foundation.

"Commitment and dedication have been the hallmark of Larry's service to Bank of Amador," said David Taber, President and CEO of American River Bankshares. "Larry's leadership has secured Bank of Amador's position as the leading community bank in Amador County."

Wayne T. Garibaldi has been named Regional President of Bank of Amador and will be responsible for the continued success of the Bank, including growth, profitability and asset quality. Mr. Garibaldi has been with Bank of Amador since their doors opened in November 1983. He was previously Senior Vice President and Branch Manager of the Jackson Office. In addition to his responsibilities at the Bank, he is a Jackson City Councilman, Board Member of the Amador Economic Development Committee, Board Member of the Amador Community Foundation, Board Member of Hospice of Amador, Treasurer of the Italian Benevolent Society and Member of the Jackson Lions Club and Native Sons.

"All of the clients and employees of Bank of Amador, both past and present, have become part of my family over the last 25 years," said Larry Standing. "While it's bittersweet moving on, I'm proud of the legacy I helped build at Bank of Amador and confident in the Bank's continued success." He continued, "Wayne and I have worked together as a team for a very a long time, and I can't imagine a more suitable person to lead Bank of Amador into the future."

                              About Bank of Amador

Bank of Amador, a division of American River Bank ("ARB"), is a community business bank serving Amador County since 1983 through its three branches in Jackson, Ione and Buckhorn. Bank of Amador offers a full menu of financial solutions to meet the deposit and lending needs of individuals and businesses. American River Bank is owned by American River Bankshares [NASDAQ-GS:AMRB], which operates a family of financial services providers including American River Bank in the Greater Sacramento Area, North Coast Bank [a division of ARB] in Sonoma County and Bank of Amador [a division of ARB] in Amador County. For more information, please call 707-528-6300 or visit www.northcoastbank.com; www.americanriverbank.com; www.amrb.com or www.bankofamador.com.


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Forward-Looking Statements
--------------------------

Certain statements contained herein are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended,
Section 27A of the Securities Act of 1933, as amended, and subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, and in reports filed on Forms 10-Q and 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as may be required by law.



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